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                                  EXHIBIT 10-A

                     FORBEARANCE AND MODIFICATION AGREEMENT



EFFECTIVE DATE. AS OF NOVEMBER 14, 2000

PARTIES.
                                    BANK ONE, ARIZONA, NA, as administrative agent for Banks that are parties to the Credit Agreement (defined below) and as a Bank ("Bank One"); FLEET NATIONAL BANK, as Documentation Agent, and as a Bank ("Fleet"); and IMPERIAL BANK ("Imperial"), as a Bank. Bank One, Fleet, and Imperial are sometimes individually referred to as a Bank and collectively as the "Banks".

                                    HYPERCOM CORPORATION, a Delaware corporation
                                    ("Hypercom"), and each of its undersigned
                                    Subsidiaries, Affiliates, and other parties obligated under the Credit Documents to Banks (hereinafter individually and collectively referred to as "Borrower").



RECITALS.

         A. Loans from Banks to Borrower. Banks and Hypercom are parties to the "Credit Agreement" dated as of August 31, 2000 (the "Credit Agreement"). Under the Credit Agreement, Banks have made available to Hypercom loans and other financial accommodations (including an RLC and Letters of Credit, collectively, the "Loans") in the committed amount of $60,000,000.

         B. Obligations Owing from Borrower to Banks. Computed as of December 18, 2000, Hypercom is indebted as follows to Banks: (i) in the amount of $48,956,971.24 for unpaid principal; (ii) in the amount of $167,949.02 in interest accrued at the non-default rate (exclusive of any adjustment in the interest rates owed by Borrower under Section 6.1 below); and (iii) in additional amounts for accrued and accruing interest, recoverable costs (including reasonable attorneys' fees), certain indemnities, and other expenses.

         C. Collateral Held By Banks for Satisfaction of Obligations Owing from Borrower. As security for satisfaction of the Obligations owing from Borrower, Banks hold valid and perfected, first and prior liens in (among other things) the Collateral described in the Security Agreements executed by Borrower in conjunction with the Credit Agreement. The lien and security interests held by the Banks are evidenced by (among other things) the Security Documents and all other related Credit Documents executed and delivered by Borrower in connection with the Credit Agreement.


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         D. No Defenses. Borrower has no defenses, offsets, counterclaims, or adverse claims of any kind or amount with respect to the Obligations. In addition, Borrower has no defenses, offsets, counterclaims, or adverse claims of any kind with respect to the Collateral interests held by Banks as security for satisfaction of the Obligations.

         E. Identified Defaults. As identified on Exhibit "A" to this Forbearance Agreement, Borrower is in default of certain of the financial covenants contained in the Credit Agreement (the "Identified Defaults").

         F. Request for Certain Forbearance and Loan Modifications. Borrower has requested that Banks forbear from exercising their rights and remedies with respect to the "Identified Defaults" through December 31, 2000, or, if extended pursuant to the terms of this Forbearance Agreement, through January 31, 2001. In addition, Borrower has requested that Banks modify certain terms and conditions of the Credit Documents. Although Banks are under no obligation to do so, Banks are willing to provide Borrower with limited forbearance, and Banks are willing to provide limited modification of the Credit Documents upon the terms and conditions set forth herein. The forbearance is being provided by Banks to allow Borrower to secure replacement financing to satisfy indefeasibly the entire amount of the Obligations owing to Banks under the Credit Documents.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

PROVISIONS.

         1. Accuracy of Recitals. Borrower acknowledges that the Recitals set forth above are true, accurate and correct. The Recitals are incorporated into these Provisions without any difference or distinction between the two (2) segments of this Forbearance Agreement.

         2. Capitalized Terms. Unless otherwise indicated, all capitalized terms used in this Forbearance Agreement will correspond to the defined terms used in the Credit Agreement.

         3. Reaffirmation of Loans. Except as modified by this Forbearance Agreement, Borrower reaffirms all of its Obligations under the Credit Documents.

         4. Forbearance. Provided that Borrower satisfies all of the conditions set forth in paragraph 5 below, Banks hereby agree to forbear from exercising their rights and remedies with respect to the Identified Defaults from the effective date of the Forbearance Agreement through December 31, 2000, unless extended further through January 31, 2001 (the "Forbearance Period") by the payment by Borrower of the Extension Fee (defined below) and by the further modification of the Credit Agreement to provide for an additional 100 basis points increase in the non-default interest rate and in the Default Rate. In addition, the forbearance provided by Banks to Borrower


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is limited as follows:

                  4.1 Forbearance Limited to Identified Defaults. Banks' forbearance is limited solely to the suspended exercise of their respective rights and remedies arising under the Credit Documents as a result of the Identified Defaults, and Banks shall not be deemed to have suspended or waived any rights or remedies they may have with respect to any other existing breach, default or Event of Default under the Credit Documents, any new breach, default or Event of Default occurring thereunder during the Forbearance Period, or any breach of this Forbearance Agreement.

                  4.2 No New Events of Default. During the Forbearance Period, there shall occur no new Event of Default or an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default under any one or more of the Credit Documents or this Forbearance Agreement, nor shall there be a breach or failure of any warranty, representation or covenant as described in this Forbearance Agreement.

                  4.3 Agreement in the Nature of Forbearance Only. Borrower hereby acknowledges that Banks' obligations under this Forbearance Agreement are in the nature of a conditional forbearance only, and that Banks have made no agreement or commitment to provide additional forbearance, to modify further or to extend the Credit Documents beyond the Forbearance Period. Borrower also acknowledges that the Identified Defaults are not cured as a result of this Forbearance Agreement.

                  4.4 Termination of the Forbearance Period. The Forbearance Period shall end on the first to occur of the following:

                           4.4.1 December 31, 2000, unless the Forbearance
Period is extended through January 31, 2001 as provided above;

                           4.4.2 A breach by Borrower of any of the covenants,
representations and/or warranties set forth in this Forbearance Agreement.

                           4.4.3 The occurrence of any new Event of Default
under any of the Credit Documents, or the occurrence of any event which, with the passage of time or giving of notice or both, would constitute an Event of Default thereunder.

                           4.4.4 Any bankruptcy petition is filed by or against
Borrower.

                           4.4.6 Borrower makes any assignment for the benefit
of its creditors, or a receiver is appointed for Borrower's business.

                           4.5 Exercise of Rights and Remedies Upon Termination
of Forbearance Period. Upon termination of the Forbearance Period, Banks are free to exercise all of their rights and


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remedies under the Credit Documents, including but not limited to, the rights and remedies available to the Banks as a result of the Identified Defaults.

         5. Conditions to Forbearance. In addition to all other conditions set forth in Section 4 above, the forbearance provided by Banks under this Forbearance Agreement is strictly conditioned upon satisfaction by Borrower of the following:

                  5.1 No New Defaults. During the Forbearance Period, there will occur no new event which would allow Banks with or without notice to accelerate Obligations, to discontinue extending credit to Borrower under applicable Credit Documents, or to exercise any rights or remedies against any collateral for Obligations owed to any Bank or an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default under any one or more of the Credit Documents, or a default occurs under the Forbearance Agreement (collectively, an "Incipient Default"), and there will be no breach or failure of any warranty, representation or covenant contained in this Forbearance Agreement.

                  5.2 Forbearance From Other Lenders. During the Forbearance Period, and except for an Amortization Event claimed by Bank One Capital Markets Conduit Financing, no other lender, creditor, or lessor will enforce its rights or remedies in relation to any default committed by Borrower under any loan agreement, lease agreement, security agreement, or other financial agreement. In addition, and consistent in scope and time with the forbearance provided by the Banks, Borrower will obtain and maintain at least through the Forbearance Period forbearance for defaults of obligations owing to its other major lenders (the "Other Forbearance Agreements"), including direct lenders and conduit lenders (like Webster Bank, Tokyo Leasing, Bank One Capital Markets Conduit Financing, and Bank One, Arizona, NA) that provide financing for Borrower and its Subsidiaries and Affiliates, including Golden Eagle. Copies of the Other Forbearance Agreements will be delivered to the Banks.

                  5.3 Delivery Of Outstanding Items. By the time of execution of the Forbearance Agreement, and except for the delivery of certain stock certificates identified on Exhibit "A", Borrower will have delivered to Banks any outstanding property or documents relating to the Collateral and Obligations presently covered by the Credit Agreement, including, but not limited to, the delivery of Stock pledged as security for repayment of the Obligations.

                  5.4 Delivery of Consents. As evidenced by its signature below, any Guarantor which has guaranteed repayment of the Obligations expressly consents to the terms and conditions of this Forbearance Agreement, and confirms that its guarantee remains in full force and effect. Likewise, Borrower will deliver to Banks the consent to the Forbearance Agreement by any holder of Subordinated Debt and by any party to any intercreditor agreement with any of the Banks.

                  5.5 Delivery of Financing Term Sheets. By December 22, 2000, Borrower will deliver to Banks signed term sheets or similar evidence to confirm that Borrower is pursuing from


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a lending source (or sources) financing in an amount sufficient to pay by
January 31, 2001 the entire amount of the outstanding Obligations (or such other amount of the Obligations acceptable to Banks in their sole and absolute discretion). In this regard, Borrower will provide Banks by December 22, 2000 copies of the term sheets or such other documents which reflect the terms, conditions, and amount of the financing sought by Borrower.

                  5.6 Pursuit of Certain Sales and Financings. Upon execution of the Forbearance Agreement, Borrower will seek financing or sales of certain of its domestic and Foreign Affiliates and assets. Each of the Banks will have the right to approve the financing and sales of Borrower's domestic and foreign Affiliates and assets. In the event of an Incipient Default, Borrower will not have the right to sell or refinance its domestic or Foreign Affiliates or assets. Except in the case of a sale of Borrower's Horizon Subsidiary or the financing of a Hong Kong facility (the "HK Facility") owned by a Subsidiary of Borrower, Borrower will deliver to the Banks eighty percent (80%) of the net proceeds of any asset sales, new financing, equity sales, or equity infusions (other than the Wallner Cash Infusion, defined below) obtained by Borrower, and such proceeds will be used to pay down permanently the Obligations owing to the Banks. In the event of a sale of the Horizon Subsidiary, Borrower will deliver to Banks eighty percent (80%) of the value of any Eligible Accounts Receivable and fifty percent (50%) of any Eligible Inventory sold (collectively, the "Accounts and Inventory Lien Release Price") as well as eighty percent (80%) of any additional proceeds (if any) over and above the Accounts and Inventory Lien Release Price. The Borrower may use in its operations all of the proceeds of a financing of the HK Facility which occurs during the Forbearance Period.

                  5.7 Full Cooperation with Consultants. During the Forbearance Period, Borrower will cooperate fully with representatives of Alvarez & Marsal, Inc., consultants engaged by Banks to assess and address matters germane to Borrower's performance under the Credit Documents.

                  5.8 Minimum Accounts and Inventory Levels. During the Forbearance Period, Borrower will maintain Eligible Accounts Receivable in an amount of at least $20,000,000 tested weekly, and Borrower will maintain a combined level of Eligible Accounts and Eligible Inventory in an amount of at least $50,000,000 tested monthly.

                  5.9 Wallner Cash Infusions. Within two (2) business days of the execution of the Forbearance Agreement, Borrower will obtain from George Wallner a cash infusion of at least $1,500,000 (the "Wallner Cash Infusion") which may be used for working capital or for the limited funding of Golden Eagle permitted under Section 6.9 below. The Wallner Cash Infusion may take the form of an equity infusion, or the Wallner Cash Infusion may take the form of subordinated unsecured debt. In all events, the Wallner Cash Infusion will be subordinated in all respects to the Obligations owing to the Banks, and the Wallner Cash Infusion may not be repaid by Borrower unless and until all of the Obligations owing to the Banks are repaid indefeasibly and in full.

         6. Modifications. The Credit Documents are hereby modified and amended as described


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below. In the event of any conflict between the terms of the Credit Documents and the terms of this Forbearance Agreement, this Forbearance Agreement shall control.

                  6.1 Increase in Certain Interest Rates. Effective as of November 1, 2000, the non-default interest rate on the RLC is Prime Rate plus 2% per annum, the Default Rate on the RLC is Prime Rate plus 5% per annum, and all interest and related charges are based on the Prime Rate and not on any LIBOR Based Rate. In the event that the Forbearance Period is extended beyond December 31, 2000, then, effective as of January 1, 2001, the non-default interest rate on the RLC is Prime Rate plus 3% per annum, the Default Rate on the RLC is Prime Rate plus 6% per annum.

                  6.2 Elimination of RLC Borrowing Base Exclusion. The RLC Borrowing Base Exclusion is eliminated.

                  6.3 Reduction of RLC Commitment. The RLC Commitment is limited to the lowest amount of Obligations owing from Borrower to Banks during the Forbearance Period.

                  6.4 Liquidation of Marketable Securities. Banks may immediately liquidate the approximately $3,000,000 of Marketable Securities in the possession of Bank One as Agent, and the net proceeds of the Marketable Securities will be applied to reduce permanently the Obligations owing from Borrower to Banks.

                  6.5. No New Advances. No new advances will be made under the RLC. During the Forbearance Period, Borrower's cash requirements will be satisfied out of collections of Accounts, the Wallner Cash Infusion, and the portion of proceeds made available to Borrower under this Forbearance Agreement from the approved sale or financing of domestic or Foreign Affiliates or assets.

                  6.6 Sequestration of Excess Cash Flow. Upon the execution of the Forbearance Agreement, Borrower will establish and maintain at Bank One as Agent for the Banks a sequestered cash collateral account (the "Sequestered Account"). Bank One, as Agent for Banks, is hereby granted a security interest in the Sequestered Account. Bank One, as Agent for Banks, will have sole and exclusive dominion and control over the Sequestered Account, including, but not limited to, the sole and exclusive right to withdraw funds from the Sequestered Account. Beginning with the week of December 18, 2000, and at the end of each week during the Forbearance Period which corresponds to a payroll period for Borrower, and after reserving for a rolling cash reserve of $3,000,000, Borrower will deposit into the Sequestered Account sixty percent (60%) of all cash actually collected in excess of cash actually disbursed. In addition, Borrower is limited to payment of the expenses (in kind and in amount) listed on the Cash Flow Forecast attached as Exhibit "C", along with the payment of the Obligations, the Forbearance Fee, the Extension Fee, and the Reimbursable Costs as set forth herein. From time to time, Bank may apply the funds in the Sequestered Account to reduce permanently the amount of the Obligations owing from Borrower.


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                  6.7 Capital Expenditures. From November 30, 2000, through the end of the Forbearance Period, and unless otherwise agreed to in writing by Banks, Borrower will not incur any liability or expend cash for capital expenditures over and above the $1,050,000 in capital expenditures incurred and to be paid during the fourth quarter of 2000.

                  6.8 Additional Collateral. As additional security for satisfaction of the Obligations, Borrower hereby grants to Banks Liens and security interests in all assets and Stock owned by Borrower which do not currently serve as Collateral (including, but not limited to, all equipment and intellectual property owned by Borrower), as well as Liens and security interests in all of the assets and Stock (other than Golden Eagle Stock or Golden Eagle assets if prohibited by direct lenders of Golden Eagle) of each of Borrower's Subsidiaries and Affiliates, including the Foreign Affiliates which were not originally parties to the Credit Agreement (collectively, the "Additional Collateral"). In this regard: (i) upon execution of the Forbearance
Agreement: (a) Banks are hereby granted a Lien and security interest on all equipment in the schedule delivered to Banks on November 10, 2000 by Borrower,
(b) Banks are hereby granted a Lien and security interest on intellectual property (including, but not limited to, all patents, patent applications, trademarks, trademark applications, copyrights, and copyright applications) owned by the Borrower, (c) and Borrower hereby confirms that the so-called UK Leases have been and remain part of the Banks' Collateral; and (ii) effective as of January 31, 2001, Banks will receive (and are hereby granted) Liens on the balance of the Additional Collateral. In addition, by January 31, 2001, Borrower will obtain credit insurance (the "Credit Insurance")for the accounts receivable pledged by Hypercom Europe and Hypercom Latin America. The Credit Insurance will name as an additional insured Bank One as Agent for the Banks, and the Credit Insurance will be in form and substance reasonably satisfactory to the Banks. Borrower and its Affiliates and Subsidiaries will execute such security agreements, financing statements, and other documents reasonably requested by Banks to cause the Obligations owing to Banks to be secured by valid and enforceable first priority Liens and security interests in the Additional Collateral. In addition, Banks are granted the same rights and remedies with respect to the Additional Collateral as Banks were granted with respect to the Collateral under the Credit Documents.

                  6.9 Limits On Funding Of Golden Leasing. During the Forbearance Period, no more than $750,000 of Hypercom cash will be used for the funding of Golden Eagle Leasing. In addition, out of financings received from Webster Bank, Tokyo Leasing, CIT, or other third party lenders, Golden Eagle will reimburse Borrower (the "Golden Eagle Reimbursements") to the extent that it funded Golden Eagle leases from November 1, 2000 through the execution of the Forbearance Agreement. The Golden Eagle Reimbursements will be delivered to Banks to be applied to reduce permanently the outstanding Obligations owing from Borrower.

                  6.10 Limits On Golden Eagle Indebtedness. Section 8.1(j) of the Credit Agreement is modified to provide the following: "Indebtedness for borrowed money of Golden Eagle not to exceed $30,000,000 during the Forbearance Period;"...


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                  6.11 Financial Information. In addition to any reports or
financial information required under the Credit Documents, Borrower will furnish to each of the Banks on a monthly basis the following covering the months of October 2000 and each succeeding month during the Forbearance Period:

                           6.11.1 Borrower prepared consolidating and
consolidated financial statements broken down by divisions of Borrower (balance sheet and income and expense statement) due within 15 business days of each month end.

                           6.11.2 An RLC Borrowing Base Certificate every month
due within 16 business days of each month end.

                           6.11.3 Compliance Certificate due within 16 business
days of each month end.

                           6.11.4 Weekly Accounts Receivable and Payable Agings
(broken down by divisions of Borrowers) due within 2 business days of each week's end.

                           6.11.5 Weekly domestic sales reports (broken down by
divisions of Borrower) and monthly consolidated sales reports due within 3 business days of each week's or month's end.

                           6.11.6 Inventory listings (broken down by divisions
of Borrower) due for domestic assets and for Foreign assets within 16 business days of each month end; and, with respect to Inventory, listings will be broken down by location and Borrower will specify whether Inventory located at leased locations is subject to landlord lien waivers.

                           6.11.7 Rolling 13 Week Cash Flow Reports (in summary
form consistent with the Cash Flow Report attached as Exhibit "C") due within 2 business days of each week end.

                           6.11.8 Backlog reports due within 20 days of each
month end.

                           6.11.9 On January 16, 2001, Borrower will deliver to
Banks a statement reflecting Borrower's compliance with the financial covenants under the Credit Agreement for the quarter ending on December 31, 2000.

                           6.11.10 Without limiting any other rights of Banks
under the Credit Documents, during the Forbearance Period, and upon 48 hours' telephonic or written notice from any of the Banks, Borrower will provide Banks and their consultants with access to the books, records, and property of Borrower.

                  6.12 Negative Covenants. During the term of the Forbearance
Period:


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                           6.12.1 Other than trade credit incurred in the
ordinary course of business, financing for the HK Facility, financing for Golden Eagle, and financing for the UK Leases, and except as otherwise provided in this Forbearance Agreement, Borrower will not incur any additional debt in excess of the Obligations; provided, however that Borrower may incur debt from Affiliates, Subsidiaries, or shareholders ("Affiliate Debt") so long as: (i) the Affiliate Debt is on terms acceptable to Banks; (ii) the Affiliate Debt is subordinated in priority and payment to the Obligations; and (iii) no payments are made by Borrower with respect to the Affiliate Debt unless and until all of the Obligations are paid in full and the RLC Commitment is terminated. In addition, and except as otherwise provided in this Forbearance Agreement, Borrower will not make any capital contributions, loans, or other advances to Golden Eagle Leasing. Furthermore, Borrower will not make any capital contributions, loans, or other advances to any of its other Subsidiaries or Affiliates outside of the ordinary course of business.

                           6.12.2 Borrower will not make any payments of any
kind (including principal, interest, or other amounts owed) on any existing or future loans from shareholders.

                           6.12.3 Except for Liens arising under the Credit
Documents, and except for purchase money liens or security interests agreed to in writing by Banks for newly acquired or leased equipment, Borrower will not allow any new liens to be secured by property which is presently owned or hereafter acquired by Borrower or any of its Subsidiaries or Affiliates.

                           6.12.4 Borrower will not enter into any acquisitions
without the prior approval of Banks.

                           6.12.5 Borrower will not declare or pay any
dividends, Borrower will not pay any bonuses, and Borrower will not repurchase any of its stock.

                  6.13 No Excluded Foreign Leases. Borrower confirms that there are no Excluded Foreign Leases under Section 4.1(c) of the Credit Agreement. In addition,Section 4.1(c) of the Credit Agreement is hereby deleted.

                  6.14 Limitation on Borrowing Base Default. During the Forbearance Period, the failure of the Borrower to maintain a certain level of assets in its Borrowing Base will not constitute an Incipient Default so long as Borrower complies with the terms and conditions of Section 5.8 above.

         7. Conditions Precedent. Before this Forbearance Agreement becomes effective and Banks become obligated under it, and in addition to any other conditions stated in this Forbearance Agreement, all of the following conditions shall have been satisfied at Borrower's sole cost and expense in a manner acceptable to Banks:

                  7.1 Receipt of Documents. Banks will have received fully executed originals of


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this Forbearance Agreement and any other documents that Banks may require or request in accordance with this Forbearance Agreement and the Credit Documents, all in such form as Banks may require in their reasonable discretion.

                  7.2 Reimbursement of Banks' Costs and Expenses. Banks will have received reimbursement, in immediately available funds, of all reasonable costs and expenses incurred by Banks in connection with this Forbearance Agreement, including charges for legal fees and expenses of Banks' counsel ("Reimbursable Costs"). Reimbursable Costs will include the allocated costs for services for each Lender's outside counsel and in-house staffs, such as legal and appraisal, and Reimbursable Costs will be paid upon the execution of this Forbearance Agreement and thereafter as provided below. Upon execution of this Agreement, Borrower will pay Banks their current Reimbursable Costs in the aggregate amount of $225,676.74, payable as follows: (i) $35,000 to Quarles & Brady/Streich Lang for services rendered through December 18, 2000 as counsel for the Banks as a group; (ii) $156,676.74 to Alvarez & Marsal, Inc., for services rendered through December 15, 2000 as financial consultants for the Banks; and (iii) $6,500, payable to Bank One as and for its Reimbursable Costs; and (iv) $27,500 payable to Fleet as and for its Reimbursable Costs. Thereafter, Borrower will pay all additional Reimbursable Costs incurred by Banks during the course of the Forbearance Period within seven (7) business days of delivery of any invoice for payment of Reimbursable Costs.

                  7.3 Payment of Forbearance Fee and Past Due Interest. Banks will have received from Borrower payment of the Forbearance Fee provided in paragraph 10 below, along with any past due interest owing with respect to the Obligations, including, but not limited to interest owing as a result of
Section 6.1 below.

         8. Borrower's Representations and Warranties. Borrower represents and warrants to Banks as follows:

                  8.1 Accuracy of Representations in Forbearance Agreement and Credit Documents. All representations and warranties made and given by Borrower in this Forbearance Agreement and in the Credit Documents are accurate and correct.

                  8.2 No Default. Other than the Identified Defaults, no Event of Default has occurred and is continuing under the Credit Documents, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.

                  8.3 Property. To the extent applicable, Borrower lawfully possesses and holds a 100% ownership interest in all of the Collateral for the Obligations. Borrower owns all of the Collateral for the Obligations free and clear of any defects, reservations of title and conditional sales contracts, and free and clear of any Liens and security interests other than the Liens and security interests in favor of Banks. There is no financing statement affecting any Collateral for the Obligations on file in any public office except for financing statements in favor of Banks.


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                  8.4 Borrowing Entity. Each Borrower entity is a corporation which is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. There have been no changes in the organization, composition, ownership, structure or formation documents of Borrower since the inception of the Obligations. In each state and country in which Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

                  8.5 Authorization. This Forbearance Agreement, and any instrument or agreement required hereunder, are within Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

                  8.6 Enforceable Credit Documents/No Conflicts. The Credit Documents and this Forbearance Agreement, are legal, valid and binding agreements of Borrower, enforceable in accordance with their respective terms, and any instrument or agreement required hereunder or thereunder, when executed and delivered, is (or will be) similarly legal, valid, binding and enforceable. This Forbearance Agreement does not conflict with any law, agreement, or obligation by which Borrower is bound.

                  8.7 Financial Information. All financial and other information (including, but not limited to the Cash Flow Reports) that has been or will be supplied to Banks is:

                           (a) Sufficiently complete to give Banks accurate
knowledge of Borrower's financial condition;

                           (b) In form and content required by Banks; and

                           (c) In compliance with all government regulations
that apply.

         9. Borrower Acknowledgments. Borrower hereby acknowledges and agrees that:

                  9.1 No Breach By Banks. Each of the Banks (including all of its predecessors) has not breached any duty to Borrower in connection with the Obligations or the Credit Documents, and each Bank (including all of its predecessors) has fully performed all obligations it may have had or now has to Borrower.

                  9.2 Interest, Fees, and Other Charges. All interest, fees (including the Forbearance Fee under paragraph 10 below) or other charges (including the Reimbursable Costs under paragraph 7.2 above) imposed, accrued, or collected by Banks (including all their predecessors) under the Credit Documents or this Forbearance Agreement, and the method of computing the interest, fees, or other charges, were and are reasonable, proper, and agreed to by Borrower and were properly computed and collected.


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                  9.3 No Waiver. By entering into this Forbearance Agreement,
Banks do not waive any existing defaults (including the Identified Defaults) or any defaults hereafter occurring, and Banks do not become obligated to waive any condition or obligation in any agreement between or among any of the parties hereto.

                  9.4 No Future Obligations. Banks have no obligation to make any additional loan or extension of credit to or for the benefit of Borrower, and Banks have no obligation to provide additional forbearance or to extend further accommodations to Borrowers.

                  9.5 No Third Party Beneficiaries. This Forbearance Agreement is not intended for, and shall not be construed to be for, the benefit of any person not a signatory hereto.

                  9.6 Loan Balances. The outstanding balances owing on the Obligations, as described in this Forbearance Agreement, are true and correct.

                  9.7 Fair Consideration. All payments made and Liens granted by Borrower to Banks under the Credit Documents and this Forbearance Agreement are for fair consideration and reasonably equivalent value.

                  9.10 Notice of Indentified Defaults. Borrower has received or waives all notice required from Banks under the Credit Documents with respect to the Identified Defaults; and, subject to the terms and conditions of this Forbearance Agreement, Banks presently are free to exercise all of their rights and remedies under the Credit Agreement as a result of the Identified Defaults committed by Borrower.

         10. Forbearance and Extension Fees. In consideration of the forbearance provided by Banks, Borrower will pay a fee of $125,000 (the "Forbearance Fee") which will be divided pro rata among the Banks in accordance with their respective amounts of the outstanding principal amount of the Obligations. The Forbearance Fee is earned and will be paid upon the execution of this Forbearance Agreement. In the event that Borrower wishes to extend the Forbearance Period beyond December 31, 2000 and until January 31, 2001, Borrower will pay an extension fee of $250,000 (the "Extension Fee") to be divided pro rata among the Banks in accordance with their respective amounts of the outstanding principal amount of the Obligations. The Extension Fee will be paid in either two (2) or three (3) installments as follows: (i) $50,000 of the Extension Fee will be paid on December 29, 2000; (ii) $75,000 of the Extension Fee will be paid on January 15, 2001; and (iii) in the event that Borrower delivers to Banks by January 15, 2000 a binding commitment (the "Financing Commitment") reasonably acceptable to Banks for financing in amount sufficient to satisfy the Obligations in full by January 31, 2001, the $125,000 balance of the Extension Fee will be paid on January 31, 2001. In the event that the Financing Commitment is not delivered in a timely manner to Banks, then the $125,000 balance of the Extension Fee will be payable on January 15, 2001. In the event that the Obligations are satisfied indefeasibly and in full prior to December 31, 2000, the entire

Extension Fee will be waived. In the event that the Obligations are satisfied indefeasibly and in full after December 31, 2000, but prior to January 31, 2001, then $125,000 of the Extension Fee will be waived. The Extension Fee may be paid from funds on deposit in the Sequestered Account.

          11. Release of Banks. In consideration of the agreements of Banks set forth in this Forbearance Agreement, Borrower and all of its respective heirs, personal representatives, predecessors, successors and assigns (individually and collectively, the "Releasors"), hereby fully release, remise, and forever discharge Banks, the parents of Banks and all other affiliates and predecessors of Banks, and all past and present officers, directors, agents, employees, servants, partners, shareholders, attorneys and managers of Banks, for, from, and against any and all claims, counterclaims, liens, demands, causes of action, controversies, offsets, obligations, losses, damages and liabilities of every kind and character whatsoever, including, without limitation, any action, omission, misrepresentation or other basis of liability founded either in tort or contract and the duties arising thereunder, that the Releasors, or any one of more of them, has had in the past, or now has, whether known or unknown, whether asserted or unasserted, by reason of any matter, cause or thing set forth in, relating to or arising out of, of in any way connected with or resulting from, the Loans, the Obligations, the Credit Documents, or this Forbearance Agreement.

        12. No Prejudice; Reservation of Rights. Except for the limited forbearance specifically set forth herein, this Forbearance Agreement shall not prejudice any rights or remedies of Banks under the Credit Documents. Except for the limited forbearance specifically set forth herein, each Bank reserves, without limitation, all of its rights against any Borrower, indemnitor, guarantor, or endorser of any of the Credit Documents and any other party liable in any way for satisfaction of the Obligations or other losses suffered by Banks.

        13. No Impairment/Security. Except as otherwise specifically set forth herein, the Credit Documents remain unaffected by this Forbearance Agreement and all of the Credit Documents shall remain in full force and effect. Borrower's payment and performance of Borrower's various Obligations to Banks under the Credit Documents, including all extensions, amendments, renewals or replacements thereof, continue to be and shall be secured by the Liens arising under the Credit Documents. Nothing contained herein shall be deemed a waiver of any of the rights and remedies that any of the Banks may have against Borrower or any other party, or of any of Banks' rights and remedies arising out of the Credit Documents.

        14. Purpose and Effect of Banks' Approval. Banks' approval of any matter in connection with the Loans shall be for the sole purpose of protecting Banks' security, rights, and remedies under the Credit Documents. No such approval shall result in a waiver of any default of Borrower. In no event shall Banks' approval be a representation of any kind by Banks with regard to the matter being approved.

        15. Integration. The Credit Documents and this Forbearance Agreement and its exhibits: (a) integrate all the terms and conditions mentioned in or incidental to the Credit Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Forbearance Agreement and the terms, conditions, or provisions of any other agreement or instrument, including any of the other Credit Documents, the terms, conditions and provisions of this Forbearance Agreement shall prevail. No modification of this Forbearance Agreement or the Credit Documents shall be effective unless in writing and signed by the applicable parties to be bound thereby.

         16. Notices. All notices, reports, and other communications provided for herein (collectively, for purposes of this paragraph 16, "notices") will be in writing and will be delivered: (a) in person; (b) by telecopier, telefax, or other facsimile communication; or (c) by overnight courier, postage prepaid, addressed as follows: If to Borrower:

             Hypercom Corporation
             Attn: Jonathan E. Killmer
             2851 W. Kathleen Road
             Phoenix, AZ 85053
             Phone: (602) 504-5224
             Fax: (602) 760-0120

             with a copy to:

             Todd Jones, Esq.
             Snell & Wilmer
             One S. Church Avenue, # 1500
             Tucson, AZ 85701
             Phone: (520) 882-1218
             Fax: (520) 884-1294

             If to Banks:

             Bank One, Arizona, NA, for itself and as Administrative Agent for
                Banks
             Attn: Bonnie Wilson
             Western Region Managed Assets Department
             AZ1 1283
             PO Box 71
             Phoenix, AZ 85001-0071
             Phone (602) 221- 2049
             Fax (602) 221-1119

             Fleet National Bank
             Attn: Jeffrey Robinson
             777 Main Street
             Hartford, CT 06115
             Phone: (860) 986-2228
             Fax (860) 986-3162

             Imperial Bank
             Attn: Edward Zulaica
             400 East Van Buren, Suite 900
             Phoenix, AZ 85004
             Phone (602) 417-1131
             Fax (602) 261-7881

             with a copy to:

             John R. Clemency, Esq.
             Quarles & Brady/Streich Lang, LLP
             One Renaissance Square
             2 North Central Avenue
             Phoenix, AZ 85004-2391
             Phone (602) 229-5412
             Fax (602) 229-5690

The addresses and facsimile numbers provided herein are conclusively deemed to be valid, and notices given in compliance with this paragraph 16 will be conclusively presumed to be proper and adequate, unless a written change of address or facsimile number is provided to all parties listed above. Notices will be conclusively presumed to be received upon delivery by overnight mail, by hand-delivery, or upon communication during regular business hours of the recipient by facsimile, telecopier, or telefax.

        17. Counterparts. This Forbearance Agreement and any attached consents or exhibits requiring signatures may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.

         18. Invalidity. If any court of competent jurisdiction determines any provision of this Forbearance Agreement or any of the Credit Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Forbearance Agreement or the Credit Documents.

         19. Governing Law, Venue, Forbearance of Jury Trial. This Forbearance Agreement shall be governed by and construed according to the laws of the State of Arizona. Borrower hereby submits to jurisdiction and venue in Maricopa County, Arizona, and agrees that any and all pending or future litigation, arbitration, or bankruptcy proceedings relating to the Obligations shall be venued and maintained in Maricopa County, Arizona. In the event of judicial proceedings relating to disputes arising under this Forbearance Agreement, Borrower agrees that all issues (including defenses, cross-claims and counter-claims) shall be resolved by a judge and not a jury; and, therefore, Borrower waives its rights to a jury trial which it otherwise would have had.

         20.      [Intentionally Omitted.]

         21. Successors and Assigns. This Forbearance Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, Borrower may not transfer its rights under the Forbearance Agreement or the Credit Documents without the prior written consent of Banks. Each of the Banks may transfer its rights under this Forbearance Agreement or the Credit Documents to any successor in interest.

         22. Construction. As used herein, the word "include(s)" means "include(s), without limitation", and the word "including" means "including, but not limited to".

         23. Default. The failure of Borrower to comply with any provision of this Forbearance Agreement or the failure of Borrower to comply with the terms and conditions of the Credit Documents (other than the Identified Defaults) shall constitute an Event of Default and shall entitle Banks to exercise any and all of their rights and remedies under the Credit Documents and this Forbearance Agreement.

         24. No Waiver. No failure to exercise, and no delay in exercising any right, power or remedy under any of the Credit Documents or under this Forbearance Agreement shall impair any right, power or remedy that Banks may have, nor shall such delay be construed to be a waiver of any of such rights, powers or remedies. No waiver of any default or breach of Borrower shall be a waiver of any other default or breach or of any default or breach subsequently occurring. Banks shall not be deemed to have waived any right, power, or remedy except in writing signed by an officer of Banks expressly stating that it is a waiver of same right, power or remedy.

         25. No Consent. Except as specifically provided in this Forbearance Agreement, no express or implied consent to any further forbearance or modifications involving any of the matters set forth in this Forbearance Agreement or otherwise shall be inferred or implied by Banks' execution of this Forbearance Agreement or any other action of Banks. Banks' execution of this Forbearance Agreement shall not constitute a waiver, either express or implied, of the requirement that any further forbearance or modification of the Credit Documents shall require the express written approval of Banks. Each of the Banks must provide any consent required from the Banks under this Forbearance Agreement.

         26. Cumulative Remedies. The rights and remedies of Banks under this Forbearance Agreement and the Credit Documents are cumulative and not exclusive of any rights or remedies that Banks would otherwise have, and may be pursued at any time and from time to time and in such order as Banks shall determine in their sole discretion.

         27. Mutual Agreement. The parties hereto agree that the terms and provisions of this Forbearance Agreement embody their mutual intent and that such terms and provisions are not to be construed more liberally in favor, or more strictly against, any party. This Forbearance Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if it had been prepared by all of the parties.

         28. Time is of the Essence. Time is of the essence of this Forbearance Agreement and the Credit Documents.

         29. Headings. Section headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Forbearance Agreement.

         30. Further Performance. Borrower, whenever and as often as shall be requested by the Banks, shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered such further instruments and documents and to do any and all things as may be requested by Banks in order to carry out the intent and purpose of this Forbearance Agreement and the Credit Documents.

         31. Survival. The representations, warranties, acknowledgments, and agreements set forth herein shall survive the date of this Forbearance Agreement.

         32. Binding Effect. This Forbearance Agreement shall be binding upon and inure to the benefit of Banks, Borrower, and their respective successors and assigns.

         33. Sharing of Information. Borrower authorizes each Bank (i) to disclose to other Banks any and all information which is now or hereafter in the disclosing Bank's possession concerning Borrower (the "Information"), including, without limitation, all cash deposits, account balances, financial statements, and other reports and information regarding the businesses, financial condition, operations, and creditworthiness of Borrower; and (ii) to discuss with other Banks any matters which such Bank considers relevant to this Forbearance Agreement. Borrower consents to all prior disclosures of Information between or among Banks and to all prior discussions between or among Banks regarding matters which they considered relevant to this Forbearance Agreement. Borrower waives: (i) any and all claims that Borrower may have against Banks based upon any prior or future communication between or among Banks; and (ii) any and all rights that Borrower may now or hereafter have to require the disclosure to it of (A) the nature or contents of communication between or among Banks, (B) the date or time of such communications, or (C) the identities of Banks sharing Information or participating in such communications. Each Bank agrees to hold and preserve any confidential Information it may receive regarding Borrower which is not already public, except for disclosure: (1) to its affiliates and to other Banks; (2) to its attorneys and other consultants engaged to render services in connection with the Obligations and deemed by Bank to need such information; (3) to its auditors in connection with any audit of its books and records; (4) to any person as requested pursuant to or as required by law, regulation or legal process; (5) to any person in connection with any legal proceeding in which a Bank or any of its affiliates, directors, officers, employees or agents is a defendant; (6) to any person who is already in possession of such Information; (7) to any purchaser or any prospective purchaser of an interest in the Obligations and to any assignee or prospective assignee of any Bank, provided that such person agrees in advance to be bound by the terms of this section; (8) to any person to whom it is permitted pursuant to this Forbearance Agreement to disclose such Information; and (9) in any proceeding involving the exercise of the rights and remedies of any of the Banks under the Credit Documents or under this Forbearance Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be executed on the dates set forth below to be effective as of the day and year set forth above.

                            SIGNATURE PAGE TO FOLLOW

                                             "BANKS"


                                             BANK ONE, ARIZONA, NA,


Dated: 12-22-00                              /s/ Bonnie D. Wilson
                                             Name: Bonnie D. Wilson
                                             Title: 1st Vice President



                                             FLEET NATIONAL BANK


Dated: Dec. 22, 2000                         By:/s/ Jeffrey Robinson
                                             Name: Jeffrey Robinson
                                             Title: Senior Vice President


                                             IMPERIAL BANK


Dated: December 26, 2000                     By: Craig S. Hoskin
                                             Name: Craig Hoskin
                                             Title: Senior Vice President

                              "BORROWER"

                              HYPERCOM CORPORATION,
                              a Delaware corporation


                              Dated: December 22, 2000
                              By: /s/Jonathon E. Killmer
                              Name: Jonathon E. Killmer
                              Title: Executive VP & COO
                              HYPERCOM U.S.A., INC.,
                              a Delaware corporation

                              Dated: December 22, 2000
                              By: /s/ Jonathon E. Killmer
                              Name: Jonathon E. Killmer
                              Title: Secretary

                              GOLDEN EAGLE LEASING, INC.,
                              f/k/a Hypercom Financial, Inc. (Arizona), an Arizona corporation

                              Dated: December 22, 2000
                              By: /s/ Jonathon E. Killmer
                              Name: Jonathon E. Killmer
                              Title: President

                              HYPERCOM HORIZON, INC.,
                              a Missouri corporation

                              Dated: December 22, 2000
                              By: /s/ Jonathon E. Killmer
                              Name: Jonathon E. Killmer
                              Title: Secretary

                              HYPERCOM INC., a/k/a Hypercom (Arizona), Inc., an Arizona corporation

                              Dated: December 22,2000
                              By: /s/Jonathon E. Killmer
                              Name: Jonathon E. Killmer
                              Title: Executive VP & COO

                              HYPERCOM TRANSACTION NETWORK, INC. (Arizona), an Arizona corporation

                              Dated: December 22, 2000
                              By: /s/ Jonathon E. Killmer
                              Name: Jonathon E. Killmer
                              Title: Secretary

                              HYPERCOM MANUFACTURING RESOURCES, INC., (Arizona) an Arizona corporation

                              Dated: December 22, 20000
                              By: /s/ Jonathon E. Killmer
                              Name: Jonathon E. Killmer
                              Title: Secretary

                              HYPERCOM LATINO AMERICA, INC. (Arizona), an Arizona corporation

                              Dated: December 22, 2000
                              By: /s/ Jonathon E. Killmer
                              Name: Jonathon E. Killmer
                              Title: Secretary

                              ePICNETZ, INC., a Nevada corporation


                              Dated: December 22, 2000
                              By: /s/ Jonathon E. Killmer
                              Name: Jonathon E. Killmer
                              Title: Secretary

                              HYPERCOM EUROPE LIMITED, INC. (Arizona)

                              Dated: December 22, 2000
                              By: /s/ Jonathon E. Killmer
                              Name: Jonathon E. Killmer
                              Title: Secretary

                                  EXHIBIT "A"
                              (IDENTIFIED DEFAULTS)

                                  EXHIBIT "A"
                          LIST OF IDENTIFIED DEFAULTS

Credit Agreement (and related documents)

1. Sections 2.1 and 2.2. Amount of draw in excess of RLC Borrowing Base.

2. Section 2.5. Borrower has not repaid excess of RLC Balance over RLC Borrowing Base.

3. Section 4.1(b). The following stock certificates are missing and are to be delivered as soon as practicable:

         (a) Hypercom de Argentina.

         (b) Hypercom Network Systems Ltd. (Hong Kong).

4. Section 7.6. Borrower is in default of the Agreements referenced herein. See also Sections 9.1(e) and (f).

5. Section 7.19(b) and (c). Borrower is not in compliance with the financial covenants set forth in Section 7.19(b) and (c). See also Section 9.1(b).

                                  EXHIBIT "B"

                            (INTELLECTUAL PROPERTY)

                    HYPERCOM U.S.ISSUED PATENTS/APPLICATIONS

App No./Patent No.                           Title
------------------                           -----
5,696,909                           Virtual POS Terminal
5,844,219                           POS Terminal With Replaceable Printer Cartridge
5,969,319                           POS Terminal with Replaceable Printer Cartridge
60/097,988                          Hybrid Transport Switching protocol
09/383,714                          Methods and Apparatus for Data Communication using a Hybrid
                                    Switching Protocol
09/130,737                          Methods and Apparatus for a Past-Train Modem System
09/184,201                          Systems and Methods for Determining Optimal Dialing Parameters
09/460,653                          POS Connect E-Commerce
09/578,356                          Pre-Paid Card System Method
09/610,824                          POS Terminal Cover

                  HYPERCOM FOREIGN ISSUED PATENTS/APPLICATIONS

App. No./Patent No.                 Country                   Title
-------------------                 -------                   -----

684417                              Australia                 Virtual POS Terminal
2,210,535                           Canada                    Virtual POS Terminal
96904547.5                          EPO                       Virtual POS Terminal
98104709.7                          Hong Kong                 Virtual POS Terminal
2,968,047                           Japan                     Virtual POS Terminal
266951                              Korea                     Virtual POS Terminal
975656                              Mexico                    Virtual POS Terminal
302548                              New Zealand               Virtual POS Terminal
P9601 01159                         Argentina                 Virtual POS Terminal
PI 9606934-1                        Brazil                    Virtual POS Terminal
95191614.1                          China                     Virtual POS Terminal
286 512                             Czechoslovakia            Virtual POS Terminal
218 646                             Hungary                   Virtual POS Terminal
P-960207                            Indonesia                 Virtual POS Terminal
973437                              Norway                    Virtual POS Terminal
31351                               Philippines               Virtual POS Terminal
179048                              Poland                    Virtual POS Terminal
2134901                             Russia                    Virtual POS Terminal
43625                               Singapore                 Virtual POS Terminal
960632                              South Africa              Virtual POS Terminal
029828                              Thailand                  Virtual POS Terminal
TR 1997 00698 B                     Turkey                    Virtual POS Terminal
PI 9600289                          Malaysia                  Virtual POS Terminal
97084363M                           Ukraine                   Virtual POS Terminal
702062                              Australia                 POS Terminal with Replaceable Printer
                                                              Cartridge
96921755.3                          European Union            POS Terminal with Replaceable Printer
                                                              Cartridge
98105101.8                          Hong Kong                 POS Terminal with Replaceable Printer
                                                              Cartridge
9710458                             Mexico                    POS Terminal with Replaceable Printer
                                                              Cartridge
311533                              New Zealand               POS Terminal with Replaceable Printer
                                                              Cartridge
PCT/US96/10745                      PCT                       POS Terminal with Replaceable Printer
                                                              Cartridge
P 96 01 03244                       Argentina                 POS Terminal with Replaceable Printer
                                                              Cartridge
P-961799                            Indonesia                 POS Terminal with Replaceable Printer
                                                              Cartridge
53485                               Philippines               POS Terminal with Replaceable Printer
                                                              Cartridge

9705274                             Singapore                 POS Terminal with Replaceable Printer
                                                              Cartridge
96/5305                             South Africa              POS Terminal with Replaceable Printer
                                                              Cartridge
08/494,263                          Thailand                  POS Terminal with Replaceable Printer
                                                              Cartridge
PI 9602522                          Malaysia                  POS Terminal with Replaceable Printer
                                                              Cartridge
PCT/US97/15693                      PCT                       Method and Apparatus for Interfacing an IC
                                                              Card with a Perso

                                       HYPERCOM COPYRIGHTS
                                       -------------------

Reg. No.                                   Title
--------                                   -----
TX 3458 088                      Networking Cookbook 4 Network

                   HYPERCOM U.S. REGISTERED/PENDING TRADEMARKS
                   -------------------------------------------

Serial No./Reg. No.                  Title
-------------------                  -----
1,797,642                          HYPERCOM
1,796,301                          HYPERCOM (Design)
2,074,607                          VIRTUAL POS
1,658,115                          MEGANAC
1,751,043                          MININAC
1,956,902                          MINIROUTER
1,921,780                          TERM-MASTER
1,878,312                          VIRTUAL MAPPED SNA
2,196,537                          CHIPSTRIPE
75/444,040                         REALPLAY
2,322,397                          ASCENDENT
75/487,131                         EPASSAGE
75/496,840                         HYPERCOM FASTPOS
2,407,094                          ICE-PAC
75/652,010                         IENVIEW
75/662,922                         IEN 2000
75/662,636                         ICE
75/676,749                         HYPERWARE
2,411,537                          THE GLOBAL LEADER IN ELECTRONIC TRANSACTION
                                   SOLUTIONS
75/767,521                         SMARTICE
75/804,442                         HYPERCOM.COM
75/804,440                         THE COM IN DOT-COM
75/837,231                         CLICKS AND MORTAR
75/847,737                         EPIC (Stylized)
75/867,705                         EPOS-INFOCOMMERCE
76/151,181                         MICROTRAX
75/909,019                         SHOPHOSTZ
75/916,994                         EPICPORTZ
76/151,183                         WINEPS
76/011,067                         EPICRECEIPTS
76/008,042                         EPICWALL
76/011,557                         EPICCOMMERCE
76/008,076                         EPICPACK
76/012,321                         EPICMAIL
76/017,404                         EPICNETZ
76/021,456                         IEN 2500 ,
76/021,457                         IEN 4000
76/022,404                         IEN 6000
76/053,859                         BROWSER POWERED
76/064,254                         EPICTRANZ
76/161,777                         FASTCOM

76/152,557                          SMARTCAR REDE (Stylized)
76/161,635                          E SMARTCARD (Stylized)

                 HYPERCOM FOREIGN REGISTERED/PENDING TRADEMARKS

Serial No./Reg. No.                 Country                   Title
635,530                             Australia                 HYPERCOM
TMA503,528                          Canada                    HYPERCOM
TMA504,377                          Canada                    HYPERCOM
95555452                            France                    HYPERCOM
395 05 276.9                        Germany                   HYPERCOM
13321 of 1999                       Hong Kong                 HYPERCOM
349362                              S. Korea                  HYPERCOM
639987                              Mexican                   HYPERCOM
276729                              New Zealand               HYPERCOM
719229                              Taiwan                    HYPERCOM
2008608                             United Kingdom            HYPERCOM
1,582,365                           Argentina                 HYPERCOM
565490                              Benelux                   HYPERCOM
C-63093                             Bolivia                   HYPERCOM
950110266                           China                     HYPERCOM
180228                              Colombia                  HYPERCOM
94.280                              Costa Rica                HYPERCOM
1980-96                             Ecuador                   HYPERCOM
240                                 El Salvador               HYPERCOM
90,738                              Guatemala                 HYPERCOM
64,050                              Honduras                  HYPERCOM
148,716                             Hungary                   HYPERCOM
668952                              India                     HYPERCOM
371793                              Indonesia                 HYPERCOM
166137                              Ireland                   HYPERCOM
716065                              Italy                     HYPERCOM
30,889                              Nicaragua                 HYPERCOM
76053                               Panama                    HYPERCOM
185,081                             Paraguay                  HYPERCOM
265501                              Peru                      HYPERCOM
4-1995-103723                       Philippines               HYPERCOM
307013X                             Portugal                  HYPERCOM
167645                              Russia                    HYPERCOM
4167/95                             Singapore                 HYPERCOM
1947429                             Spain                     HYPERCOM
74364                               Sri Lanka                 HYPERCOM
277,555                             Uruguay                   HYPERCOM
8856-95                             Venezuela                 HYPERCOM
28,489                              Jamaica                   HYPERCOM
129443                              Pakistan                  HYPERCOM
95/08246                            Malaysia                  HYPERCOM
635,529                             Australia                 HYPERCOM (Design)

95555453                            France                    HYPERCOM (Design)
39505266.1                          Germany                   HYPERCOM (Design)
13322 of 1999                       Hong Kong                 HYPERCOM (Design)
349361                              S. Korea                  HYPERCOM (Design)
235082                              Mexico                    HYPERCOM (Design)
276730                              New Zealand               HYPERCOM (Design)
719288                              Taiwan                    HYPERCOM (Design)
2008604                             United Kingdom            HYPERCOM (Design)
567020                              Benelux                   HYPERCOM (Design)
C-63092                             Bolivia                   HYPERCOM (Design)
NYA                                 Brazil                    HYPERCOM (Design)
1331302                             China                     HYPERCOM (Design)
180226                              Colombia                  HYPERCOM (Design)
94.537                              Costa Rica                HYPERCOM (Design)
149-97                              Ecuador                   HYPERCOM (Design)
00133                               El Salvador               HYPERCOM (Design)
99088                               Guatemala                 HYPERCOM (Design)
64,049                              Honduras                  HYPERCOM (Design)
148 736                             Hungary                   HYPERCOM (Design)
668951                              India                     HYPERCOM (Design)
368268                              Indonesia                 HYPERCOM (Design)
166138                              Ireland                   HYPERCOM (Design)
716064                              Italy                     HYPERCOM (Design)
30,875                              Nicaragua                 HYPERCOM (Design)
76054                               Panama                    HYPERCOM (Design)
185,082                             Paraguay                  HYPERCOM (Design)
19085                               Peru                      HYPERCOM (Design)
4-1995-103716                       Philippines               HYPERCOM (Design)
307014Y                             Portugal                  HYPERCOM (Design)
4168/95                             Singapore                 HYPERCOM (Design)
19477428                            Spain                     HYPERCOM (Design)
74365                               Sri Lanka                 HYPERCOM (Design)
TM51614                             Thailand                  HYPERCOM (Design)
277554                              Uruguay                   HYPERCOM (Design)
8855-95                             Venezuela                 HYPERCOM (Design)
29,300                              Jamaica                   HYPERCOM (Design)
129442                              Pakistan                  HYPERCOM (Design)
95/08247                            Malaysia                  HYPERCOM (Design)
2.219.133                           Spain                     HYPERCOM (Design)
335.924                             Portugal                  HYPERCOM (Design)
851481                              Australia                 ICE
1882927                             EPO                       ICE
624292                              New Zealand               ICE
NYA                                 Brazil                    ICE
001860428                           EPO                       EPICRECEIPTS
80831                               Turkey                    EPICRECEIPTS

80833                               Turkey                    EPICWALL
80835                               Turkey                    EPICCOMMERCE
80832                               Turkey                    EPICPACK
001860154                           EPO                       EPICMAIL
80834                               Turkey                    EPICMAIL
001861186                           EPO                       EPICNETZ
80830                               Turkey                    EPICNETZ

                                  EXHIBIT "C"
                            (CASH FLOW PROJECTIONS)

HYPERCOM CORPORATION
--------------------
CASH FLOW FORECAST (U.S. OPERATIONS)

BUDGET
  (DOLLARS IN THOUSANDS)


                                ACTUAL                            DECEMBER 2000-JANUARY 2001 FORECAST
                                ------   ------------------------------------------------------------------------------------------
                                                                              WEEKLY
                                ---------------------------------------------------------------------------------------------------
WEEK BEGINNING                  DEC 04   DEC 11   DEC 18   DEC 25    TOTAL   JAN 01   JAN 08   JAN 15   JAN 22   JAN 29  JAN (5 WKS)
                                -------  -------  -------  -------  -------  -------  -------  -------  -------  ------- ----------

BEGINNING CASH BALANCE [1]      $ 6,978  $ 3,476  $ 2,096  $   941  $ 6,978  $   336  $  (579) $  (384) $(2,264) $  (569) $   336

CASH RECEIPTS:
  Collections                     2,941    3,320    2,470    2,320   11,051    2,560    3,070    2,570    4,070    3,570   15,840
  HK mortgage proceeds               --       --    1,600       --    1,600       --       --       --       --       --       --
  Shareholder contribution           --       --    1,500       --    1,500       --       --       --       --       --       --
  Golden Eagle lease
   receipts [3]                      --       --       --       --       --       --       --       --       --       --       --
                                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
                                  2,941    3,320    5,570    2,320   14,151    2,560    3,070    2,570    4,070    3,570   15,840
CASH DISBURSEMENTS:
  Vendors-PO's                    2,833    1,850    2,850    2,850   10,383    1,850    1,850    1,350    1,350    1,350    7,750
  Vendors-Non PO's                  898      850      850      850    3,448      850      850      850      850      850    4,250
  HCL (China) transfer [4]           --    1,000       --   (1,000)      --       --       --       --       --       --       --
  Payroll                         1,992       --    2,100       --    4,092    2,000       --    2,000       --    2,100    6,100
  Benefit transfers                  95       50       50       50      245       50       50       50       50       50      250
  Golden Eagle lease
   fundings [3]                     525      700      750       --    1,975       --       --       --       --       --       --
  Foreign subsidiary fundings       100      125      125      125      475      125      125      125      125      125      625
  Forbearance fee                    --      125       --       50      175       --       --       75       --      125      200
                                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
                                  6,442    4,700    6,725    2,925   20,792    4,875    2,875    4,450    2,375    4,600   19,175
                                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
NET OPERATING CASH FLOW          (3,502)  (1,380)  (1,155)    (605)  (6,642)  (2,315)     195   (1,880)   1,695   (1,030)  (3,335)
                                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
ENDING CASH BALANCE [2]         $ 3,476  $ 2,096  $   941  $   336  $   336  $(1,979) $  (384) $(2,264) $  (569) $(1,599) $(2,999)
                                 ======  =======  =======  =======  =======  -------  -------  -------  -------  -------  -------
ASSET SALES:
  UK lease proceeds                                    --       --       --    7,000       --       --       --       --    7,000
  Bank group paydown (at 80%)                          --       --       --   (5,600)      --       --       --       --   (5,600)
                                                   ------  -------  -------   ------   ------  -------  -------  -------  -------
                                                       --       --       --    1,400       --       --       --       --    1,400
                                                   ------  -------  -------   ------   ------  -------  -------  -------  -------
ENDING CASH BALANCE AFTER ASSET
SALE PROCEEDS                                         941      336      336     (579)    (384)  (2,264)    (569)  (1,599)  (1,599)

ENDING CUSHION PAYDOWN:
  Net Operating Cash Balance                           --                --       --                --                --       --
                                                   ------           -------   ------           -------           -------  -------
                                                       --                --       --                --                --       --
ENDING CASH BALANCE AFTER ASSET
SALE PROCEEDS AND ROLLING
CUSHION PAYDOWNS                                   $  941  $   336  $   336   $ (579)  $ (384) $(2,264) $  (569) $(1,599) $(1,599)
                                                   ------  -------  -------   ------   ------  -------  -------  -------  -------

------------------------------------------------------------------
[1] Represents the operating cash flow balance including asset sale proceeds.

[2] Represents the operating cash flow balance including asset sale proceeds except for the specific week in which asset sale proceeds occur and the total month column which specifically exclude these items.

[3] It is assumed that the Company refinance, with a third party lender, the Hypercom funded leases (approximately $5.0 million) and that the resulting financing (approximately $4.0 million at an 80% advance rate) is sufficient to fund new leases through February 2, 2001.

[4] In order to comply with certain conditions related to tax status in China, the Company is required to flow a minimum amount of funds through it's Chinese subsidiary. A transfer of $2.0 million is required by year end which will be achieved via the transfer of $1.0 million from the US to HCL (circulated twice) prior to being returned to the US two weeks later.

HYPERCOM CORPORATION
CASH FLOW FORECAST (U.S. OPERATIONS)

BUDGET
  (Dollars in Thousands)
                                    ACTUAL                            DECEMBER 2000 - JANUARY 2001 FORECAST
                                    ------  ---------------------------------------------------------------------------------------
                                                                                     WEEKLY
                                    -----------------------------------------------------------------------------------------------
  WEEK BEGINNING                    DEC 04  DEC 11   DEC 18  DEC 25  TOTAL   JAN 01   JAN 08  JAN 15   JAN 22   JAN 29   JAN (5 WKS)
                                    ------  ------   ------  ------  -----   ------   ------  ------   ------   ------   -----------
  ROLLING CUSHION:

    NET OPERATING CASH BALANCE
    --------------------------
    Ending Cash Balance After Asset
      Sale Proceeds                                   $  941                  $  (579)         $(2,264)          $(1,599)
    Less: cumulative cash from
      Asset Sales                                        -                     (1,400)          (1,400)           (1,400)
    Less: cash due to excess
      collections                                        -                        -                -                 -
                                                      ------                  -------          -------           -------
    Operating cash surplus                               941                   (1,979)          (3,664)           (2,999)
    Less: net operating cash
      balance threshold                                3,000                    3,000            3,000             3,000
                                                      ------                  -------          -------           -------
    Amount above threshold                               -                        -                -                 -
                                                      ------                  -------          -------           -------
      Bank group paydown at     60%                   $  -                    $   -            $   -             $   -
                                                      ------                  -------          -------           -------

HYPERCOM CORPORATION
--------------------
CASH FLOW FORECAST (U.S. OPERATIONS)

ACTUAL
(DOLLARS IN THOUSANDS)

                                       ACTUAL                      DECEMBER 2000 -- JANUARY 2001 FORECAST
                                       ------   ------------------------------------------------------------------------------------
                                                                                 WEEKLY
                                       ---------------------------------------------------------------------------------------------
                                                                                                                               JAN
WEEK BEGINNING                         DEC 04   DEC 11  DEC 18    DEC 25    TOTAL   JAN 01   JAN 08   JAN 15  JAN 22  JAN 29 (5 WKS)
                                       ------   ------   ------   ------   ------   ------   ------   ------  ------  ------  ------
BEGINNING CASH BALANCE [1]             $6,978  $3,476   $3,476    $3,191   $6,978   $3,191   $3,076   $3,076  $3,030  $3,030  $3,191

CASH RECEIPTS:
  Collections                           2,941       --      --       --    2,941       --       --       --       --      --      --
  HK mortgage proceeds                     --       --      --       --       --       --       --       --       --      --      --
  Shareholder contribution                 --       --      --       --       --       --       --       --       --      --      --
  Golden Eagle lease receipts [3]          --       --      --       --       --       --       --       --       --      --      --
                                       -------  ------  ------   ------   ------   ------   ------   ------   ------  ------  ------
                                        2,941       --      --       --    2,941       --       --       --       --      --      --
CASH DISBURSEMENTS:
  Vendors - PO's                        2,833       --      --       --    2,833       --       --       --       --      --      --
  Vendors - Non PO's                      898       --      --       --      898       --       --       --       --      --      --
  HCL (China) transfer [4]                 --       --      --       --       --       --       --       --       --      --      --
  Payroll                               1,992       --      --       --    1,992       --       --       --       --      --      --
  Benefit transfers                        95       --      --       --       95       --       --       --       --      --      --
  Golden Eagle lease fundings [3]         525       --      --       --      525       --       --       --       --      --      --
  Foreign subsidiary fundings             100       --      --       --      100       --       --       --       --      --      --
  Forbearance fee                                   --      --       --       --       --       --       --       --      --      --
                                       -------  ------  ------   ------   ------   ------   ------   ------   ------  ------  ------
                                        6,442       --      --       --    6,442       --       --       --       --      --      --
                                       -------  ------  ------   ------   ------   ------   ------   ------   ------  ------  ------

NET OPERATING CASH FLOW                (3,502)      --      --       --   (3,502)      --       --      --       --      --      --
                                       -------  ------  ------   ------   ------   ------   ------   ------   ------  ------  ------

ENDING CASH BALANCE [2]                $3,476   $3,476  $3,476   $3,191   $3,476   $3,191   $3,076   $3,076   $3,030  $3,030  $3,191
                                       =======  ======  ======   ======   ======   ======   ======   ======   ======  ======  ======

ASSET SALES:
  UK lease proceeds                                         --       --      --       --       --       --      --       --      --
  Bank group paydown (at 80%)                               --       --      --       --       --       --      --       --      --
                                                        ------   ------   ------   ------   ------   ------   ------  ------  ------
ENDING CASH BALANCE AFTER ASSET
SALE PROCEEDS                                            3,476    3,191    3,476    3,191    3,076    3,076    3,030   3,030   3,191
                                                        ------   ------   ------   ------   ------   ------   ------  ------  ------


                                                                    --       --       --       --       --      --       --      --

ENDING CUSHION PAYDOWN:
  Net Operating Cash Balance                              (286)            (286)    (114)              (46)             (18)   (178)
                                                        ------            ------   ------            ------           ------  ------
                                                          (286)            (286)    (114)              (46)             (18)   (178)

ENDING CASH BALANCE AFTER ASSET SALE
PROCEEDS AND ROLLING CUSHION PAYDOWNS                   $3,191   $3,191   $3,191   $3,076   $3,076   $3,030   $3,030  $3,012  $3,012
                                                        ------   ------   ------   ------   ------   ------   ------  ------  ------

----------------------------------------------

[1]  Represents the operating cash flow balance including asset sale proceeds.

[2] Represents the operating cash flow balance including asset sale proceeds except for the specific week in which asset sale proceeds occur and the total month column which specifically exclude these items.

[3] It is assumed that the Company refinance, with a third party lender, the Hypercom funded leases (approximately $5.0 million) and that the resulting financing (approximately $4.0 million at an 80% advance rate) is sufficient to fund new leases through February 2, 2001.

[4] In order to comply with certain conditions related to tax status in China, the Company is required to flow a minimum amount of funds through its Chinese subsidiary. A transfer of $2.0 million is required by year end which will be achieved via the transfer of $1.0 million from the US to HCL (circulated twice) prior to being returned to the US two weeks later.

HYPERCOM CORPORATION

CASH FLOW FORECAST (U.S. OPERATIONS)

ACTUAL

  (Dollars in Thousands)

                                         ACTUAL                         DECEMBER 2000 - JANUARY 2001 FORECAST
                                         ------  -----------------------------------------------------------------------------------
                                                                                  WEEKLY
                                         -------------------------------------------------------------------------------------------
  Week Beginning                         DEC 04  DEC 11  DEC 18  DEC 25  TOTAL   JAN 01  JAN 08  JAN 15  JAN 22  JAN 29  JAN (5 WKS)
                                         ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  -----------
  Rolling Cushion:

    NET OPERATING CASH BALANCE
    Ending Cash Balance After Asset
      Sale Proceeds                                      $3,476                  $3,191          $3,076          $3,030
    Less: cumulative cash from
      Asset Sales                                          --                      --              --              --
    Less: cash due to excess
      collections                                          --                      --              --              --
                                                         ------                  ------          ------          ------
    Operating cash surplus                                3,476                   3,191           3,076           3,030
    Less: net operating cash balance
      threshold                                           3,000                   3,000           3,000           3,000
                                                         ------                  ------          ------          ------
    Amount above threshold                                  476                     191              76              30
                                                         ------                  ------          ------          ------
    Bank group paydown at      60%                       $  286                  $  114          $   46          $   18
                                                         ------                  ------          ------          ------